SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) September 20, 2004

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

12401 South 450 East, Building D1, Salt Lake City, Utah 84020
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      None.

Item 1.02 Termination of a Material Definitive Agreement

      None.

Item 1.03 Bankruptcy or Receivership

      None.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

      None.

Item 2.02 Results of Operations and Financial Condition

      None.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

      None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement

      None.

Item 2.05 Costs Associated with Exit or Disposal Activities

      None.

Item 2.06 Material Impairments

      None.

Section 3 — Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      None

Item 3.02 Unregistered Sales of Equity Securities

On September 20 through 29, 2004, we issued 1,080,000 shares of our common stock to a four accredited investors in exchange for their investment of $35,100. The following sets forth the information required by Item 701 in connection with that transaction:

(a)     The transactions were completed when the funds were received, September 20 through 29, 2004.  We issued 1,080,000 shares of our common stock to three accredited investors.

(b)     There was no placement agent or underwriter for the transaction.

(c)     The total offering price was $35,100.  No underwriting discounts or commissions were paid.

(d)     We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D.  We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that the accredited investors obtained all information regarding Golden Eagle International, Inc. they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)     The common stock is not convertible or exchangeable.  We have no registration obligation with respect to the shares of common stock issued.

(f)     We will use the proceeds for general corporate purposes.

Item 3.03 Material Modification to Rights of Security Holders

      None.

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

      None.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

      None.

Section 5 — Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

      None

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      None.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

      None.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      None.

Section 6 — [Reserved]

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

      None.

Section 8 — Other Events

Item 8.01 Other Events

As described in recent press releases, which are attached for reference, Golden Eagle is focusing its efforts on developing one of two prospective sites that it currently has under exploration in the Tipuani Gold District on mining concessions that we own.

We are also working under a joint-venture arrangement in an open-pit placer mine in the Quaternary gravels of the Tipuani River on a neighboring mining concession. The joint-venture calls for us to pay a 50% net royalty to the concession-holder after paying all operating costs. We are only employing our open-pit earthmoving equipment that is located in the Tipuani Gold District in this joint-venture placer operation.

We currently do not have estimated reserves on either of our prospective sites under exploration or the neighboring site being worked under the joint-venture. Moreover, as to the prospective mining operation on one of the two sites we have under exploration, we have not established a firm budget or time frame for building-out our proposed mine infrastructure and recovery plant, but estimate that the cost would be between $500,000 and $1 million. The actual cost could potentially be higher because of labor costs, cost of materials, and the cost of moving materials to our remote location in the Tipuani Gold District in Bolivia, in addition to numerous other factors that are set forth in Golden Eagle’s annual report on Form 10-KSB for the year ended December 31, 2003, and its reports subsequently filed with the Securities and Exchange Commission. We do not currently have the necessary funds and we are not presently seeking any financing for this amount until we have more detailed resource and reserve information available to us. Since we have not commenced the specific planning or the build-out of the second mine, we cannot estimate at this time the exact timetable for completing this new mine or bringing its operations online.

See the press releases attached as exhibits hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1      October 18, 2004, press release providing information regarding gold production at placer joint venture.

99.2      October 20, 2004, press release announcing steps taken by Golden Eagle to initiate a second mine in the Tipuani district.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of October 2004.

Golden Eagle International, Inc. (Registrant) By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer October 25, 2004